UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

Rekor Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On December 13, 2023, Rekor Systems, Inc. (the “Company”) issued a press release announcing that the Company has completed the sale of a registered offering of $15.0 million in aggregate principal amount of the Company’s 13.25% Series A Prime Revenue Sharing Notes due December 15, 2026 (the “Offering”). A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a special investor conference call on Thursday, December 14, 2023, at 9:00 a.m., Eastern time, to provide shareholders and investors with further insights into the Offering. Listeners may access the call live by telephone at (877) 407-8037 (toll free) and internationally at (201) 689-8037, or via the Internet at https://event.choruscall.com/mediaframe/webcast.html?webcastid=ReJEbcuY. An archived webcast will also be available to replay this conference call directly from the investor relations section of the Company’s website at https://www.rekor.ai/investors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Rekor Systems, Inc. on December 13, 2023.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded as Inline XBRL document and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REKOR SYSTEMS, INC.

Dated: December 13, 2023	By:	/s/ Robert A. Berman
	Name:	Robert A. Berman
	Title:	Chief Executive Officer

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